Exhibit 21.1

SUBSIDIARIES OF THE COMPANY
As of November 30, 2016

Name of the Subsidiary	State or Country in Which Organized

2117974 Ontario Inc.	Canada

Beijing Jumeng Technology Development Ltd.	China

Berwyr S.A.	Uruguay

BPO Holdco Coöperatief U.A.	The Netherlands

ComputerLand Corporation	California

Concentrix Brazil Outsourcing of Processes, Administrative Services and Technologies to Enterprises Ltda.	Brazil

Concentrix Business Services UK Limited	The United Kingdom

Concentrix (Canada) Limited	Canada

Concentrix Coop Holdco Limited	Bermuda

Concentrix Corporation	New York

Concentrix Costa Rica, S.A.	Costa Rica

Concentrix CRM Services Hungary Kft	Hungary

Concentrix CRM Services UK Limited	The United Kingdom

Concentrix Daksh Services India Private Limited	India

Concentrix Daksh Services Philippines Corporation	The Philippines

Concentrix Europe Limited	The United Kingdom

Concentrix Free Trade Zone, S.A.	Costa Rica

Concentrix GBS Limited	Bermuda

Concentrix Global Holdings, Inc.	Delaware

Concentrix Gmbh	Austria

Concentix Hungary KFT	Hungary

Concentrix HK Limited	Hong Kong, China

Concentrix Insurance Administration Solutions Corporation	South Carolina

Concentrix Investment Holdings Corporation	British Virgin Islands

Concentrix Investment Holdings Singapore 1 Pte. Ltd	Singapore

Concentrix Investment Holdings Singapore 2 Pte. Ltd	Singapore

Concentrix Ireland Limited	Ireland

Name of the Subsidiary	State or Country in Which Organized
Concentrix México, S. de R.L. de C.V	Mexico

Concentrix NewHK Limited	Hong Kong, China

Concentrix New (BVI) Corporation	British Virgin Islands

Concentrix Nicaragua S.A.	Nicaragua

Concentrix Logistics Corporation	British Virgin Islands

Concentrix Services Bulgaria EOOD	Bulgaria

Concentrix Services (Canada) Limited	Canada

Concentrix Services (Colombia) S.A.S.	Colombia

Concentrix Services Corporation	British Virgin Islands

Concentrix Services (Dalian) Co., Ltd.	China

Concentrix Services (Dalian) Co., Ltd. Beijing Branch	China

Concentrix Services (Dalian) Co., Ltd. Shanghai Branch	China

Concentrix Services (Germany) GmbH	Germany

Concentrix Services India Private Limited	India

Concentrix Services (Ireland) Limited	Ireland

Concentrix Services Korea Limited	Korea

Concentrix Services Mexico, Sociedad Anonima De Capital Variable	Mexico

Concentrix Services (Netherlands) B.V.	The Netherlands

Concentrix Services (New Zealand) Limited	New Zealand

Concentrix Services (Poland) spółlka z o.o.	Poland

Concentrix Services Portugal, Sociedade Unipessoal, LDA	Portugal

Concentrix Services Pty Ltd	Australia

Concentrix Services Pty Ltd ROHQ	The Philippines

Concentrix Services (Saudi Arabia) Corporation LLC	Saudi Arabia

Concentrix Services (Singapore) Pte. Ltd.	Singapore

Concentrix Services Slovakia s.r.o.	Slovakia

Concentrix Services (South Africa) (Pty) Ltd	South Africa

Concentrix Services Spain, S.L.U.	Spain

Concentrix Services Sweden filial	Sweden

Concentrix Services UK Limited	The United Kingdom

Concentrix Services US, Inc.	California

Name of the Subsidiary	State or Country in Which Organized

Concentrix Technology FZ-LLC	The United Arab Emirates

Concentrix Technologies (India) Private Limited	India

Concentrix Technologies Limited	The United Kingdom

Concentrix Technologies Services (Canada) Limited	Canada

CyberLogistics Corporation	Japan

Dalian Jumeng Technology Development Ltd.	China

EMJ America, Inc.	North Carolina

Guiyang Jumeng Technology Development Ltd.	China

Hyve Solutions Beijing Information Technologies Ltd	China

Hyve Solutions Canada Limited	Canada

Hyve Solutions China Limited	China

Hyve Solutions Corporation	California

Hyve Solutions Europe Limited	The United Kingdom

Hyve Solutions HK Limited	Hong Kong, China
Hyve Solutions India LLP	India

Hyve Solutions Japan K.K.	Japan

Hyve Solutions Korea Limited	Korea

Hyve Solutions Singapore Pte. Ltd	Singapore

Hyve Solutions (Taiwan) Corporation	Taiwan

Infotec SYNNEX Holdings K.K.	Japan

Japan Concentrix KK	Japan

Lasting Holdings Corporation	California

License Online, Inc	California

Maple Investment Holdings 3 Pte. Ltd	Singapore

Minacs Mexico S. de R.L. de C.V.	Mexico

Minacs Private Limited (UK Branch)	The United Kingdom

Minacs Worldwide GmbH	Germany

Minacs Worldwide GmbH Branch Belgium	Belgium

Minacs Worldwide GmbH (Greece Branch)	Greece

Minacs Worldwide GmbH Merkezi Almanya Istanbul Merkez Subesi (Turkey Branch)	Turkey

Minacs Worldwide GmbH (Netherlands Branch)	The Netherlands

Name of the Subsidiary	State or Country in Which Organized

Minacs Worldwide GmbH (Portugal Branch)	Portugal

Minacs Worldwide GmbH, Rüsselsheim Zug Branch	Switzerland

Minacs Worldwide GmbH soggetto estero (Italy Branch)	Italy

Minacs Worldwide GmbH - Societe etrangere non immatriculee au RCS (France Branch)	France

Minacs Worldwide GmbH SPÓŁLKA Z OGRANICZONA ODPOWIEDZIALNOSCIA ODDZIAŁL W POLSCE (Poland Branch)	Poland

Minacs Worldwide Gmbh Sucursal En Espana (Spain Branch)	Spain

Minacs Worldwide GmbH, Tyskland filia (Sweden Branch)	Sweden

SCGS (Malaysia) SDN. BHD.	Malaysia

Sennex Enterprises Limited	Hong Kong, China

Shenzhen Shunrong Telecommunication Technologies Ltd. (dba Concentrix China)	China

Shenzhen Shunrong Telecommunication Technologies Ltd. Foshan Branch	China

Sichuan 86Bridge Information Technology Ltd.	China

SIT Funding Corporation	Delaware

SYNNEX Canada Limited	Canada

SYNNEX-Concentrix UK Limited	The United Kingdom

SYNNEX de México, S.A. de C.V.	Mexico

SYNNEX Finance Hybrid II, LLC	California

SYNNEX Information Technologies (Beijing) Ltd.	China

SYNNEX Information Technologies (China) Ltd.	China

SYNNEX Information Technologies (Chengdu) Ltd.	China

SYNNEX Infotec Corporation	Japan

SYNNEX Servicios, S.A. de C.V.	Mexico

SYNNEX Software Technologies (HK) Limited	Hong Kong, China

The Global Email Trustee Limited	The United Kingdom

The Minacs Group Inc. (Philippines)	The Philippines

The Minacs Group (N.Z.) Limited	New Zealand

Velami Holdings Corporation	The Philippines